Exhibit 10.1

MEMORANDUM OF UNDERSTANDING

This nonbinding Memorandum of Understanding (“MOU”), dated June 6, 2019, is by and between Cosmos Group Holdings, Inc., a Nevada Corporation (the “Company” or “COSG”), on the one hand, and SO Wing Lok Jonathan (“SWL”) and Hong Kong Healthtech Limited, a limited company organized under the laws of Hong Kong (“HKHL”), on the other hand (each hereinafter referred to as “Party”, collectively referred to hereinafter as the “Parties”). This nonbinding MOU is an expression of the mutual intent of the Parties relating to a potential cooperation or strategic partnership between the parties to enable COSG to enter into the education business (the “Cooperation”). The consummation of the Cooperation is contingent upon the successful negotiation, execution, and delivery of definitive agreements between the Parties setting forth in detail the terms and conditions of such proposed Cooperation (the “Definitive Agreements”).

a.	SWL, through his affiliate entities which include HKHL, among other entities, is in the business of development and delivery of educational content (the “Business”); and

b.	COSG desires to enter into a strategic partnership or other cooperative relationship with SWL and his affiliated entities, including without limitation, HKHL, for the purpose of entering into the Business.

1.	Understanding

1.1 Transaction.  The Parties expect the principal terms and conditions of the Cooperation to be as follows:

(a)	Acquisition of Affiliated Entities. The Company shall acquire, by June 30, 2019, approximately 51% of the issued and outstanding securities of HKHL and, by December 31, 2019, such other affiliate entity or entities associated directly or indirectly with SWL as may be mutually determined by the parties. Prior to the closing of the Cooperation, HKHL and such affiliated entities shall hold certain mutually acceptable contracts relating to the Business (including but not limited to those set out in Appendix 1.
(b)	Acquisition of Intellectual Property. SWL and his affiliates shall license to HKHL or an entity designated by the Company, all intellectual property held by him or them relating to the Business (including but not limited to those set out in Appendix 2), by June 30, 2019.
(c)	Consideration.
a.	SWL and certain key employees or consultants of HKHL or other affiliated entities and or their designees shall receive up to 6,232,950 shares of common stock of COSG, or approximately twenty nine percent (29%) of the issued and outstanding common stock of COSG (the “Consideration Shares”), subject to the achievement of performance milestones set forth below. If HKHL fails to meet the performance milestones, SWL, HKHL and all recipients of the Consideration Shares shall return a portion of the Consideration Shares, the number of which will be calculated by the shortfall of the net profit and the twenty-day volume weighted average closing bid or closing price of the Consideration Shares.
b.	SWL and certain key employees or consultants of HKHL or other applicable affiliated entities shall enter into employment or consulting agreements on mutually acceptable terms, which terms shall include non-competition and non-solicitation restrictions.
(d)	Performance Guarantees. HKHL shall provide the following performance guarantees:
a.	Total revenue of HKD 12 million by December 31, 2019; and
b.	Net profit of HKD 2.6 million by December 31, 2019.

The figures in para (d) a and b, can be amended subject to mutual agreement by the Parties upon monthly review.

1.2 Conditions to Consummation of the Transactions.  The obligations of the Company to consummate the Cooperation shall be subject to the satisfaction of the conditions customary to transactions of this type, including without limitation, the satisfactory completion of due diligence of HKHL and the applicable affiliated entities of SWL.

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1.3 Access to Relevant Documents and Properties. SWL, HKHL and all applicable affiliated entities shall give the Company and its representatives full access to any documents, books, records and operations for the purpose of consummating the transactions contemplated herein within a reasonable amount of time from the date of any such request.

2.	Costs and Expenses

Each Party shall be responsible for all costs and expenses incurred by it in connection with this transaction.

3.	Exclusive Negotiating Rights

In order to induce the Company to commit the resources, forego other potential opportunities, and incur the legal, accounting and incidental expenses necessary properly to evaluate the transaction, described above, and to negotiate the terms of, and consummate, the Cooperation contemplated hereby, each Party agrees that it or he shall not initiate, solicit, encourage, directly or indirectly, or accept any offer or proposal, regarding the possible acquisition by any person other than Company, including, without limitation, by way of a purchase of shares, purchase of assets or merger, of all or any substantial part of its equity securities or assets, and shall not (other than in the ordinary course of business as heretofore conducted) provide any confidential information regarding the Company, HKHL, SWL or the Business to any person other than the Company and its duly appointed representatives.

4.	Governing Law

This MOU shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

5.	Confidentiality.

Except as provided herein, the existence and the terms of this MOU shall be maintained in confidence by the Parties hereto and their respective officers, directors and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation (including to the extent required in connection with any filings made by the Parties or their controlling affiliates with the Securities and Exchange Commission) all public announcements, notices or other communications regarding such matters to third parties, including without limitation any disclosure regarding the transactions contemplated hereby, shall require the prior approval of the Parties hereto.

6.	Amendment.

Any amendment(s) to this MOU shall be in writing and signed by all Parties hereto.

7.	Counterparts and/or Facsimile Signature.

This MOU may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective. Delivery of an executed signature page to this Agreement by facsimile transmission or email correspondence shall be as effective as delivery of a manually signed counterpart of this Agreement.

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This MOU has been executed by the parties as of June 6, 2019.

COSMOS GROUP HOLDINGS, INC.		Hong Kong Healthtech Limited

By: /s/ Miky Y.C. WAN		/s/ SO Wing Lok Jonathan
Miky Y.C. WAN		SO Wing Lok Jonathan
Interim Chief Financial Officer & President		Director

Address:	Rooms 1705-6, 17th Floor,	Address:	Room 1703, Times Tower
	Tai Yau Building,		928 Cheung Sha Wan Road,
	No. 181 Johnston Road,		Kowloon, Hong Kong
Wanchai, Hong Kong

/s/ SO Wing Lok Jonathan

SO Wing Lok Jonathan

Address:	House 1, Regent’s Park, 326 Kung Um Road, Yuen Long, New Territories, Hong Kong

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Appendix 1

I.	Smart City Construction, Strategic Cooperation Framework Agreement 01Dec2018 智慧城市建設戰略合作框架協議書_香港健康+清華同方 01Dec2018

II.	China Animation Media Production Limited and Hong Kong Healthtech Limited Cooperation Agreement (To be signed） China Animation Media Production Limited及Hong Kong Healthtech Limited合作協議（To be signed）

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Appendix 2

1.	永樂幼兒圖書系列證書 – 12 certificates (English, Chinese Language, Mathematics, Thinking) 永樂幼兒圖書系列證書 – 共12張證書（英語、語文、數學、思維）

2.	正予公司 – Copyright registration List（07May2015） 正予公司 – 著作權版權登記清單（07May2015）

3.	計算機軟件著作權 – 永樂國際多媒體創新課程（8學科）1170App授權協議書_深圳正予教育 + CAMP_01JAN2019

4.	Computer software copyright registration certificate – AR series 6 software registration certificates（201703） 計算機軟件著作權登記證書 – 永樂創新課程AR系列軟件登記證書共6張（201703）

5.	商湯 AI course content & signed contract with SenseTime（New） 商湯AI 課程內容及簽署合約（新）

6.	AI Train the Trainer Course Content AI Train the Trainer課程內容

7.	960 Cloud teaching plans 960 Cloud教案

8.	永樂知識產權系列 – two licensing agreements 永樂知識產權系列 – 授權協議書兩份（深圳市正予教育文化有限公司與中國動漫電影有限公司及深圳市正予教育文化有限公司與深圳傅正勤教育科技有限公司）

9.	永樂知識產權系列 – Strategic Cooperation Agreement 永樂知識產權系列 – 戰略合作一份（同方股份有限公司與香港健康資訊科技有限公司）

10.	4,961 pages of publishable comics drawings 4,961 張可以出版的漫畫圖冊

11.	AI classroom operation manual AI 教室營運手冊